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                           Sutherland Asbill & Brennan LLP
            ATLANTA  -  AUSTIN  -  NEW YORK  -  TALLAHASSEE  -  WASHINGTON

1275 Pennsylvania Avenue, NW                                Tel:  (202) 383-0100
Washington, DC  20004-2415                                  Fax:  (202) 637-3593

     STEPHEN E. ROTH
DIRECT LINE: (202)383-0158
INTERNET: sroth@sablaw.com

                                   April 28, 1999



Board of Directors
EquiTrust Variable Insurance Series Fund
5400 University Avenue
West Des Moines, Iowa  50266

Re:  EquiTrust Variable Insurance Series Fund
     File No. 33-12791
     ----------------------------------------

Gentlemen:

     We hereby consent to the reference to our name as legal counsel in the Prospectus and the Statement of Additional Information, filed as part of the Post-Effective Amendment No. 17 to the N-1A Registration Statement for the EquiTrust Variable Insurance Series Fund. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              SUTHERLAND ASBILL & BRENNAN LLP



                              By:  /s/ Stephen E. Roth
                                 ------------------------------
                                       Stephen E. Roth, Esq.